UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2012

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01  Entry into a Material Definitive Agreement.

On November 16, 2012, the Company and certain wholly-owned subsidiaries of the Company, as guarantors, entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative for the several underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale of $350,000,000 aggregate principal amount of the Company’s 9.75% Senior Secured First Priority Notes due 2017 (the “Senior Secured Notes”).

The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the offering of the Senior Secured Notes, respectively. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Senior Secured Notes offering is expected to close, subject to customary closing conditions, on November 27, 2012.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated November 16, 2012 among the Company, the guarantors named therein and Deutsche Bank Securities Inc., as representative of the several underwriters named in the agreement, pertaining to the offer and sale of Senior Secured Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: November 20, 2012	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement dated November 16, 2012 among the Company, the guarantors named therein and Deutsche Bank Securities Inc., as representative of the several underwriters named in the agreement, pertaining to the offer and sale of Senior Secured Notes.